Exhibit (17)(b)

201 ROUSE BOULEVARD PHILADELPHIA, PA 19112	AUTHORIZE A PROXY VIA THE INTERNET - www.proxyvote.com/CCT or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m., Eastern Time, the day before the meeting date. Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE A PROXY BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m., Eastern Time, the day before the meeting date. Please have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE A PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Your completed proxy must be received prior to 5:00 p.m., Eastern Time, the day before the meeting date.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

Sign up today to receive next year’s annual report and proxy materials via the Internet rather than by mail. Additional mailings, such as distribution statements and tax forms, are also available electronically. Electronic delivery helps the Company reduce corporate expenses such as printing and postage. To sign up to receive these mailings electronically, or to review or change your current delivery preferences, visit our website at www.corporatecapitaltrust.com/gopaperless.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E50958-P13250	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CORPORATE CAPITAL TRUST, INC. (the “Company” or “CCT”)

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:		For	Against	Abstain

1.

To approve CCT’s adoption of the Agreement and Plan of Merger, dated as of July 22, 2018 (the “Merger Agreement”), by and among CCT, FS Investment Corporation, IC Acquisition, Inc. and FS/KKR Advisor, LLC and the transactions contemplated thereby.

		☐	☐	☐

2.

To elect Laurie Simon Hodrick as a director of CCT for a term expiring at the earlier of (a) the completion of the mergers contemplated by the Merger Agreement and (b) the 2021 annual meeting of the stockholders of CCT and until her successor is duly elected and qualified.

		☐	☐	☐

3.	To ratify the appointment of Deloitte & Touche LLP as CCT’s independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual meeting and the proxy statement with respect thereto, and hereby revoke(s) any proxy or proxies heretofore given with respect to the meeting. This proxy may be revoked at any time before it is exercised.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Important: Please sign exactly as name appears hereon. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should indicate their full titles in such capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

ANNUAL MEETING OF STOCKHOLDERS

The Proxy Statement is available at: www.proxyvote.com/CCT

E50959-P13250

PROXY

CORPORATE CAPITAL TRUST, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Corporate Capital Trust, Inc., a Maryland corporation (the “Company” or “CCT”), hereby appoints Todd C. Builione and Philip Davidson, and each of them, as proxies, with full power of substitution in each, to attend the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112 on December 3, 2018 at 3:00 p.m., Eastern Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the meeting. The proxy statement and the accompanying materials are being mailed to stockholders of record on or about [TBD] and are available on the Company’s website at www.corporatecapitaltrust.com. All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Shares”) received prior to 5:00 p.m., Eastern Time, on the last business day before the Annual Meeting will be voted in accordance with the instructions marked thereon.

The votes entitled to be cast by the undersigned will be cast as directed. If this proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast (1) FOR the proposal to adopt the Merger Agreement and approve transactions contemplated thereby, (2) FOR the proposal to elect the director nominee listed in Proposal 2 and (3) FOR the proposal to ratify Deloitte & Touche LLP as CCT’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of the proxy statement, the Company’s Board of Directors knows of no other business to be presented at the Annual Meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to 5:00 p.m., Eastern Time, on the last business day before the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side